STATE STREET CAPITAL FUND
Standard Total Return Computation

Original Amt. Invested   $1,000.00
Commission at 0.0%           $0.00
Net Amount to Fund       $1,000.00
Purchase price               $3.84
Shares acquired            260.417


           Beginning   Monthly              Reinvest      Shares      New
Month        Shares    Income    Dividend    Price      Purchased   Shares
11/30/87   260.417     0.0000        0.00    $3.84        0.000     260.417
12/31/87   260.417     0.0000        0.00    $4.19        0.000     260.417
01/31/88   260.417     0.0000        0.00    $4.36        0.000     260.417
02/29/88   260.417     0.0000        0.00    $4.64        0.000     260.417
03/31/88   260.417     0.0000        0.00    $4.65        0.000     260.417
04/30/88   260.417     0.0000        0.00    $4.77        0.000     260.417
05/31/88   260.417     0.0000        0.00    $4.73        0.000     260.417
06/30/88   260.417     0.0000        0.00    $5.10        0.000     260.417


Month-end                     Monthly         ITD
   NAV           ERV        Performance   Performance
    $3.84   $1,000.00              0.00        0.00
    $4.19   $1,091.15              9.11        9.11
    $4.36   $1,135.42              4.06       13.54
    $4.64   $1,208.33              6.42       20.83
    $4.65   $1,210.94              0.22       21.09
    $4.77   $1,242.19              2.58       24.22
    $4.73   $1,231.77             -0.84       23.18
    $5.10   $1,328.13              7.82       32.81

For the period from November 10, 1987 through June 30, 1988:

        n
P(1 + T)  = ERV

            233/365
1000(1 + T)         = 1,328.13

T = 55.98%

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STATE STREET CAPITAL FUND
Nonstandard Total Return Computation

Original Amt. Invested   $1,000.00
Commission at 0.0%           $0.00
Net Amount to Fund       $1,000.00
Purchase price               $4.19
Shares acquired            238.663


           Beginning   Monthly              Reinvest      Shares      New
Month        Shares    Income    Dividend    Price      Purchased   Shares
01/31/88   238.663     0.0000        0.00    $4.36        0.000     238.663
02/29/88   238.663     0.0000        0.00    $4.64        0.000     238.663
03/31/88   238.663     0.0000        0.00    $4.65        0.000     238.663
04/30/88   238.663     0.0000        0.00    $4.77        0.000     238.663
05/31/88   238.663     0.0000        0.00    $4.73        0.000     238.663
06/30/88   238.663     0.0000        0.00    $5.10        0.000     238.663


Month-end                     Monthly         ITD
   NAV           ERV        Performance   Performance
    $4.36   $1,040.57              4.06        4.06
    $4.64   $1,107.40              6.42       10.74
    $4.65   $1,109.79              0.22       10.98
    $4.77   $1,138.42              2.58       13.84
    $4.73   $1,128.88             -0.84       12.89
    $5.10   $1,217.18              7.82       21.72

    No annualization is made. Computation for the six months ended June 30, 1988:

        n
P(1 + T)  = ERV

           n
1000(1 + T)  = 1,217.18

        T = 21.72%